Exhibit 4.3

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR UNDER THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT THE PROPOSED TRANSACTION DOES NOT VIOLATE THE SECURITIES ACT OF 1933, AND APPLICABLE STATE SECURITIES LAWS.

WARRANT TO PURCHASE [NUMBER OF WARRANT SHARES] SHARES OF

COMMON STOCK

December 28, 2007

THIS CERTIFIES THAT, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [WARRANT HOLDER], or permitted assigns (“Holder”) is entitled to subscribe for and purchase from Peplin, Inc., a Delaware corporation (the “Company”), [NUMBER OF WARRANT SHARES] ([NUMBER]) shares (as such number may be adjusted as provided herein) of fully paid and nonassessable common stock, par value $0.001 per share (the “Common Stock”), of the Company at the Warrant Price (as hereinafter defined), subject to the provisions and upon the terms and conditions hereinafter set forth. As used herein, the term “Warrant Shares” shall mean the shares of Common Stock which Holder may acquire pursuant to this Warrant.

1. Warrant Price. The “Warrant Price” shall initially be Fifteen and 26/100 US Dollars ($15.26) per share, subject to adjustment as provided in Section 7 below.

2. Conditions to Exercise. The purchase right represented by this Warrant may be exercised, in accordance with the terms hereof, at any time, or from time to time, in whole or in part during the term commencing on the date hereof and ending at 5:00 P.M. Pacific time on the fifth anniversary of the date of this Warrant (the “Expiration Date”).

3. Method of Exercise or Conversion; Payment; Issuance of Shares; Issuance of New Warrant.

(a) Cash Exercise. Subject to Section 2 hereof, the purchase right represented by this Warrant may be exercised by Holder hereof, in whole or in part, by the surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) during normal business hours on any Business Day (as defined below) at the principal office of Company (as set forth in Section 19 below) and by payment to Company, by cash, certified check, wire transfer or other immediately available funds, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased. In the event of any exercise of the rights represented by this Warrant, book-entry shares of stock so purchased shall be issued in the name of, and registered to, the account of the Holder hereof, or as such Holder may direct (subject to the terms of transfer contained herein and upon payment by such Holder hereof of any applicable transfer taxes), on the records of the Company’s transfer agent for its Common Stock. Such registration shall be made within 30 days after exercise of this Warrant and at Company’s expense and, unless this Warrant has been fully exercised or expired, a new Warrant having terms and conditions substantially identical to this Warrant and representing the portion of the Warrant Shares, if any, with respect to which this Warrant shall not have been exercised, shall also be issued to Holder hereof within 30 days after exercise of this Warrant. For purposes of this Agreement, “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banking institutions in New York, New York are required by law to be closed.

(b) Conversion. In lieu of exercising this Warrant as specified in Section 3(a), Holder may from time to time convert this Warrant, in whole or in part, into Warrant Shares by surrender of this Warrant (with a duly executed Notice of Exercise in the form attached hereto) at the principal office of Company, in which event Company shall issue to Holder the number of Warrant Shares computed using the following formula:

X	–	Y (A-B)
A

Where:

X = the number of Warrant Shares to be issued to Holder.

Y = the number of Warrant Shares purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being canceled (at the date of such calculation).

A = the Fair Market Value of one share of Company’s Common Stock (at the date of such calculation).

B = Warrant Price (as adjusted to the date of such calculation).

(c) Fair Market Value. For purposes of this Section 3, Fair Market Value of one share of Company’s Common Stock shall mean:

(i) The average of the closing bid and asked prices of a share of Common Stock quoted in the Over-The-Counter Market Summary, the last reported sale price quoted on the NASDAQ Stock Market or on any other exchange on which the Common Stock is listed, whichever is applicable, as published in the Western Edition of the Wall Street Journal for the ten (10) trading days immediately before the date of determination of Fair Market Value; or, if none of the foregoing are applicable, the ASX Price. “ASX Price” shall mean twenty (20) multiplied by Y multiplied by FX, where:

Y= the volume-weighted 10-day trailing average of the closing price (as displayed on the Australian Securities Exchange’s board) in respect of the Company’s CHESS Depository Interests (“CDIs”) for the Business Day immediately before the date of determination; and

FX = the US Dollar/AUD exchange rate published by the Reserve Bank of Australia on its website (www.rba.gov.au) as at the close of trading (Sydney time) on the Business Day immediately before the date of determination.

“US Dollars” and “USD” shall mean the currency of the United States of America and “AUD” shall mean the currency of the Commonwealth of Australia.

(ii) In the event of an exercise in connection with a merger, acquisition or other consolidation in which Company is not the surviving entity, the per share Fair Market Value for the Common Stock shall be the value to be received per share of Common Stock by all holders of the Common Stock in such transaction as determined by the Board of Directors; or

(iii) In any other instance, the per share Fair Market Value for the Common Stock shall be as determined in the reasonable good faith judgment of Company’s Board of Directors.

In the event of 3(c)(ii) or 3(c)(iii), above, the Company shall prepare a certificate, to be signed by an authorized officer of Company, setting forth in reasonable detail the basis for and method of determination of the per share Fair Market Value of the Common Stock. The officer will also certify to Holder that this per share Fair Market Value will be applicable to all holders of Company’s Common Stock. Such certification must be made to Holder at least ten (10) Business Days prior to the proposed effective date of the merger, consolidation, sale, or other triggering event as defined in 3(c)(ii) or 3(c)(iii).

Notwithstanding anything herein to the contrary, the Company shall not be required to make any cash payments to the Holder in lieu of issuance of the Warrant Shares.

(d) Automatic Exercise. To the extent this Warrant is not previously exercised, it shall be deemed to have been automatically converted in accordance with Sections 3(b) and 3(c) hereof (even if not surrendered) immediately before its expiration, involuntary termination or cancellation if the then-applicable Fair Market Value of a Warrant Share exceeds the Warrant Price, unless Holder notifies Company in writing to the contrary prior to such automatic exercise.

(e) Treatment of Warrant Upon Acquisition of Company.

(i) Certain Definitions. For the purpose of this Warrant, “Acquisition” means any sale, license, or other disposition of all or substantially all of the assets of Company, or any reorganization, consolidation, or merger of Company, or sale of outstanding Company securities by holders thereof, where the holders of Company’s securities before the transaction beneficially own less than 50% of the outstanding voting securities of the successor or surviving entity after the transaction. For purposes of this Section 3(e), “Affiliate” shall mean any person or entity that owns or controls, directly or indirectly, 10% percent or more of the stock of Company, any person or entity that controls or is controlled by or is under common control with such persons or entities, and each of such person’s or entity’s officers, directors, joint venturers or partners, as applicable.

(ii) Cash Acquisition. In the event of an Acquisition in which the sole consideration is cash, Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to expire upon the consummation of such Acquisition. Company shall provide Holder with written notice of any proposed Acquisition together with such reasonable information as Holder may request in connection with such contemplated Acquisition giving rise to such notice, which is to be delivered to Holder not less than ten (10) Business Days prior to the closing of the proposed Acquisition.

(iii) Asset Sale. In the event of an Acquisition (other than an Acquisition described in 3(e)(ii) above) by a third party that is not an Affiliate of Company (a “True Asset Sale”), Holder may either (a) exercise its conversion or purchase right under this Warrant and such exercise will be deemed effective immediately prior to the consummation of such Acquisition or (b) permit the Warrant to continue until the Expiration Date if Company continues as a going concern following the closing of any such True Asset Sale. Company shall provide Holder with written notice of any proposed asset sale together with such reasonable information as Holder may request in connection with such asset sale giving rise to such notice, which is to be delivered to Holder not less than ten (10) Business Days prior to the closing of the proposed asset sale.

(iv) Assumption of Warrant. Upon the closing of any Acquisition other than those particularly described in subsections (ii) and (iii) above, the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Warrant Shares issuable upon exercise of the unexercised portion of this Warrant as if such Warrant Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price and/or number of Warrant Shares shall be adjusted accordingly so that Holder is neither advantaged or disadvantaged as a consequence of the Acquisition.

4. Representations and Warranties of Holder and Company.

(a) Representations and Warranties by Holder. The Holder represents and warrants to Company with respect to this purchase as follows:

(i) Evaluation. The Holder has substantial experience in evaluating and investing in private placement transactions of securities of companies similar to Company so that Holder is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its interests.

(ii) Resale. Holder is acquiring this Warrant and the Warrant Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Holder agrees and acknowledges that it will not, directly or indirectly, offer, transfer, or sell the Securities, or solicit any offers to purchase or acquire the Securities, unless the transfer or sale is permitted by the terms of the Warrant and such transfer or sale is (i) pursuant to an effective registration statement under the Act and has been registered under any applicable state securities or “blue sky” laws, or (ii) pursuant to an exemption from registration under the Act and applicable state securities or “blue sky” laws. It being understood that Holder is permitted to transfer the Securities to an Affiliate in compliance with the provisions of the Act and applicable state securities or “blue sky” laws.

(iii) Rule 144. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act.

(iv) Accredited Investor. The Holder is an “accredited investor” as such term is defined in Rule 501 promulgated under the Act

(v) Opportunity To Discuss. The Holder has had an opportunity to discuss Company’s business, management and financial affairs with its management and an opportunity to review Company’s facilities. The Holder understands that such discussions, as well as the written information issued by Company, were intended to describe the aspects of Company’s business and prospects which Company believes to be material but were not necessarily a thorough or exhaustive description.

(vi) CDIs. Upon exercise of the Warrant, in whole or in part, and receipt by the Holder of Warrant Shares, Holder will not convert any Warrant Shares into the Company’s CDIs prior to the earlier of (i) such Warrant Shares being registered under the Act (nothing contained in this paragraph shall be deemed to require the Company to so register the Warrant Shares) or (ii) such Warrant

Shares being freely transferable by Holder pursuant to Rule 144 promulgated under the Act or otherwise pursuant to the Act.

(b) Representations and Warranties by Company. Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 4(b) are true and correct as of the date hereof

(i) Corporate Power. Company has all requisite legal and corporate power and authority to execute, issue and deliver this Warrant, to issue the Warrant Shares issuable upon exercise or conversion of this Warrant, and to carry out and perform its obligations under this Warrant.

(ii) Authorization; Enforceability. All corporate action on the part of Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance of its obligations under this Warrant and for the authorization, issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and the time barring of claims and defenses of set-off or counterclaim.

(iii) Valid Issuance of Warrant and Warrant Shares. This Warrant has been validly issued and is free of restrictions on transfer other than restrictions on transfer set forth herein and under applicable state and federal securities laws. The Warrant Shares issuable upon conversion of this Warrant, when issued, sold and delivered in accordance with the terms of this Warrant for the consideration expressed herein, will (a) be duly and validly issued, fully paid and nonassessable, (b) rank pari passu with the fully paid Common Stock then in issue, (c) be free of restrictions on transfer other than restrictions on transfer under this Warrant and under applicable state and federal securities laws and (d) be entitled to receive any dividend or other distribution which has previously been announced or declared if the date by which the holder of the Common Stock must be registered to participate in such dividend or distribution is after the date on which the Exercise Notice is delivered by the Holder to the Company in accordance with either clause 3(a) or 3(b) as appropriate. Subject to applicable restrictions on transfer, the issuance and delivery of this Warrant and the Warrant Shares issuable upon exercise or conversion of this Warrant are not subject to any preemptive or other similar rights or any liens or encumbrances except as specifically set forth in Company’s Certificate of Incorporation or this Warrant. The offer, sale and issuance of the Warrant Shares, as contemplated by this Warrant, are intended to be exempt from the prospectus and registration requirements of applicable United

States federal and state security laws, and neither Company nor any authorized agent acting on its behalf has or will take any action hereafter that would cause the loss of any such exemption.

(iv) No Conflict. The execution, delivery, and performance of this Warrant will not result in (a) any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice (1) any provision of Company’s Certificate of Incorporation or by-laws; (2) any material provision of any judgment, decree, or order to which Company is a party, by which it is bound, or to which any of its material assets are subject or (3) any material provision of a statute, rule, governmental regulation or stock exchange listing rule applicable to Company or its issued securities (including the CDIs related thereto).

(v) Capitalization. The capitalization of Company as set forth in Annex A is complete and accurate as of the date hereof (after giving effect to the issuance of this Warrant) and reflects (a) all outstanding capital stock of Company and (b) all outstanding warrants, options, conversion privileges, preemptive rights or other rights or agreements to purchase or otherwise acquire or issue any equity securities or convertible securities of Company. Company has reserved in its books and records [NUMBER OF WARRANT SHARES] shares of Common Stock for issuance under this Warrant.

5. Legends.

(a) Legend. Book-entry shares representing the Warrant Shares shall bear the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

The Company need not enter into its stock records a transfer of Warrant Shares unless the conditions specified in the foregoing legend are satisfied. The Company may also instruct its transfer agent not to allow the transfer of any of the Warrant Shares unless the conditions specified in the foregoing legend are satisfied.

(b) Removal of Legend and Transfer Restrictions. The legend relating to the Act described in paragraph 5(a) of this Warrant shall be removed and Company shall cause the issuance of book-entry shares without such legend to Holder if (i) the Securities are registered under the Act and a prospectus meeting the requirements of Section 10 of the Act is available, nothing herein contained shall be deemed to require the Company to so register this Warrant or the Warrant Shares or (ii) Holder provides to Company an opinion of counsel for Holder knowledgeable in securities laws and reasonably satisfactory to Company, or other evidence reasonably satisfactory to Company, to the effect that public sale, transfer or assignment of the Securities may be made without registration.

6. Condition of Transfer or Exercise of Warrant. It shall be a condition to any transfer or exercise of this Warrant that at the time of such transfer or exercise, Holder shall provide Company with a representation in writing that Holder or transferee is acquiring this Warrant and the shares of Common Stock to be issued upon exercise for investment purposes only and not with a view to any sale or distribution, or will provide Company with a statement of pertinent facts covering any proposed distribution. As a further condition to any transfer of this Warrant or any or all of the shares of Common Stock issuable upon exercise of this Warrant, other than a transfer registered under the Act, Company may request a legal opinion, in form and substance satisfactory to Company and its counsel, reciting the pertinent circumstances surrounding the proposed transfer and stating that such transfer is exempt from the registration and prospectus delivery requirements of the Act. The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder. Each book-entry share evidencing the Warrant Shares issued upon exercise of this Warrant or upon any transfer of the Warrant Shares (other than a transfer registered under the Act or any subsequent transfer of shares so registered) shall, at Company’s option, if the Warrant Shares are not freely saleable under Rule 144(k) under the Act, contain a legend in form and substance satisfactory to Company and its counsel, restricting the transfer of the Warrant Shares to sales or other dispositions exempt from the requirements of the Act. As further condition to each transfer, at the request of Company, Holder shall surrender this Warrant to Company and the transferee shall receive and accept a Warrant, of like tenor and date, executed by Company.

7. Adjustment for Certain Events. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a) Reclassification or Merger. In case of (i) any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any merger of Company with or into another corporation (other than a merger with another corporation in which Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or (iii) any sale of all or substantially all of the assets of Company, Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new Warrant (in form and substance satisfactory to Holder of this Warrant), or Company shall make appropriate provision without the issuance of a new Warrant, so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Warrant Shares theretofore issuable upon exercise or conversion of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of Holder, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the value of the Warrant Shares purchasable upon exercise of this Warrant at the time of the transaction. Any new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 7. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

(b) Subdivision or Combination of Shares. If Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its outstanding shares of Common Stock, the Warrant Price shall be proportionately decreased and the number of Warrant Shares issuable hereunder shall be proportionately increased in the case of a subdivision and the Warrant Price shall be proportionately increased and the number of Warrant Shares issuable hereunder shall be proportionately decreased in the case of a combination.

(c) Stock Dividends and Other Distributions. If Company at any time while this Warrant is outstanding and unexpired shall (i) pay a dividend with respect to Common Stock payable in Common Stock, then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or (ii) make any other distribution with respect to Common Stock (except any distribution specifically provided for in Sections 7(a) and 7(b)), then, in each such case, provision shall be made by Company such that Holder shall receive upon exercise of this Warrant a proportionate share of any such dividend or distribution as though it were Holder of the Warrant Shares as of the record date fixed for the determination of the shareholders of Company entitled to receive such dividend or distribution.

(d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

8. Notice of Adjustments. Whenever any Warrant Price or the kind or number of securities issuable under this Warrant shall be adjusted pursuant to Section 7 hereof, Company shall prepare a certificate signed by an officer of Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price and number or kind of shares issuable upon exercise of this Warrant after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by certified or registered mail, return receipt required, postage prepaid) within thirty (30) days of such adjustment to Holder as set forth in Section 19 hereof.

9. Transferability of Warrant. This Warrant is transferable on the books of Company at its principal office by the registered Holder hereof upon surrender of this Warrant properly endorsed, subject to compliance with Section 6 and applicable federal and state securities laws. The Company shall issue and deliver to the transferee a new Warrant representing the Warrant so transferred. Upon any partial transfer, Company will issue and deliver to Holder a new Warrant with respect to the Warrant not so transferred. Holder shall not have any right to transfer any portion of this Warrant to any direct competitor of Company.

10. Registration Rights. If, prior to the sale of the Warrant Shares by Holder, the Company agrees to grant registration rights, and other associated rights contained in the applicable registration rights agreement including, if any, without limitation, with respect to amendments to such rights and with respect to the granting of other registration rights (collectively, the “Registration Rights”), to any purchaser or holder of its Common Stock or other class of equity security, other than a registration relating solely to employee benefit plans, a registration relating to a corporate reorganization or other Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will provide Holder with the option to receive no less favorable Registration Rights than those granted to such other purchaser or holder. In such an event, the Company will provide Holder with a substantially final version of the registration rights agreement evidencing the Registration Rights (the “Registration Rights Agreement”), along with a blank signature page in the name of Holder. Upon receipt of such documents, Holder, at its option, will be entitled to become a party to the Registration Rights Agreement by executing and returning to Company the signature page provided within ten (10) Business Days of its receipt from the Company in accordance with Section 19. If Holder declines the Company’s first offer of Registration Rights, the Company will be required to offer Holder, in the manner described above, the option to receive no less favorable Registration Rights than those granted to any purchaser or holder of its Common Stock or other class of equity security upon the Company’s next grant of Registration Rights. It being understood that the Company will not be required to offer Holder Registration Rights more than two (2) times (and that any amendments and/or restatements of registration rights agreements to which, pursuant to this Section 10, Holder has become a party, shall not constitute a new “offer” of new Registration Rights for purposes of this sentence). The Holder’s rights under this Section will terminate upon its delivery of its executed signature page to the Company (but, for the avoidance of doubt, Holder’s Registration Rights pursuant to the agreement to which such signature page relates shall become effective (and not terminate) on delivery of such signature page by Holder) and its acceptance of the Company’s offer of Registration Rights; provided that, if the Company should take any action to terminate Holder’s Registration Rights after Holder’s acceptance, the Company’s obligations under this Section will be revived.

11. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the restricted securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Act, at all times from and after the effective date of the first registration statement under the Act filed by the Company for an offering of its securities to the general public;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act of 1934, as amended (“Exchange Act”) at any time after it has become subject to such reporting requirements; and

(c) So long as Holder owns any restricted securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing Holder to sell any such securities without registration.

12. No Fractional Shares. No fractional share of Common Stock will be issued in connection with any exercise or conversion hereunder, and the number of Warrant Shares to be issued upon conversion shall be rounded up to the nearest whole share.

13. Charges, Taxes and Expenses. Issuance of shares of Common Stock upon the exercise or conversion of this Warrant shall be made without charge to Holder for any United States or state of the United States documentary stamp tax or other incidental expense with respect to the issuance of such shares, all of which taxes and expenses shall be paid by Company, and such shares shall be issued in the name of Holder.

14. No Shareholder Rights Until Exercise. Except as expressly provided herein, this Warrant does not entitle Holder to any voting rights or other rights as a shareholder of Company prior to the exercise hereof.

15. Registry of Warrant. Company shall maintain a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at such office or agency of Company, and Company and Holder shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

16. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft, or destruction, of indemnity reasonably satisfactory to it, and, if mutilated, upon surrender and cancellation of this Warrant, Company will execute and deliver a new Warrant, having terms and conditions substantially identical to this Warrant, in lieu hereof.

17. Miscellaneous.

(a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by Company on the date hereof.

(b) Successors. This Warrant shall be binding upon any successors or assigns of Company.

(c) Headings. The headings used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

(d) Saturdays, Sundays, Holidays. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of New York, then such action may be taken or such right may be exercised on the next succeeding day not a legal holiday.

(e) Attorney’s Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney’s fees.

(f) Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

18. No Impairment. Company will not, by amendment of its Certificate of Incorporation or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder hereof against impairment.

19. Addresses. Any notice required or permitted hereunder shall be in writing and shall be mailed by overnight courier, registered or certified mail, return receipt requested, and postage prepaid, or otherwise delivered by hand or by messenger, addressed as set forth below, or at such other address as Company or Holder hereof shall have furnished to the other party in accordance with the delivery instructions set forth in this Section 19.

If to Company:	Peplin, Inc.
6475 Christie Avenue
Emeryville, CA 94608

Attn: Chief Financial Officer

With a copy to:	Latham &Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626-1925
Attn: B. Shayne Kennedy

If to Holder:	[HOLDER]
[ADDRESS]

If mailed by registered or certified mail, return receipt requested, and postage prepaid, notice shall be deemed to be given five (5) days after being sent, and if sent by overnight courier, by hand or by messenger, notice shall be deemed to be given when delivered (if on a Business Day, and if not, on the next Business Day).

20. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by each of Company and Holder.

21. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS WARRANT OR THE WARRANT SHARES.

22. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF CALIFORNIA AND THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CALIFORNIA FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, Company has caused this Warrant to be executed by its officer thereunto duly authorized.

PEPLIN, INC.

By:
Name:
Title:

Dated as of , 200 .

NOTICE OF EXERCISE

To:

PEPLIN, INC.

1.	The undersigned Warrant holder (“Holder”) elects to acquire shares of the common stock, par value $0.001 per share (the “Common Stock”), of Peplin, Inc. (the “Company”), pursuant to the terms of the Stock Purchase Warrant dated December 28, 2007 (the “Warrant”).

2.	The Holder exercises its rights under the Warrant as set forth below:

( )	Holder elects to purchase shares of Common Stock as provided in Section 3(a) and tenders payment herewith in cash, certified check, wire transfer or other immediately available funds in the amount of US$ as payment of the purchase price.

( )	Holder elects to convert the purchase rights into shares of Common Stock as provided in Section 3(b) of the Warrant.

3.	Holder surrenders the Warrant with this Notice of Exercise.

Holder represents that it is acquiring the aforesaid shares of Common Stock for investment and not with a view to or for resale in connection with distribution and that Holder has no present intention of distributing or reselling the shares.

Please issue the shares of the Common Stock in the name of Holder or in such other name as is specified below:

Name:

Address:

Taxpayer I.D.:

If the Exercise Amount is less than all of the shares of Common Stock purchasable hereunder, please issue a new Warrant representing the remaining balance of such shares, as follows:

Name:

Address:

Taxpayer I.D.:

[HOLDER]

By:

Name:

Title:

Dated as of , 200 .

ANNEX A

COMPANY CAPITALIZATION

10,341,484 shares of Common Stock

17,118,960 listed CDI warrants convertible into 855,948 shares of Common Stock

935,519 employee stock options convertible into 935,519 shares of Common Stock

A warrant to purchase [NUMBER OF WARRANT SHARES] shares of Common Stock issued pursuant to this Agreement

A warrant to purchase [NUMBER OF WARRANT SHARES] shares of Common Stock issued pursuant to the Warrant, dated as of the date hereof, in favor of [WARRANT HOLDER]